Monday October 4,  9:00 a.m. Eastern Time

Company Press Release

Internet Stock Market Resources, Inc. Announces Filing of Registration Statement with S.E.C.

St. Petersburg, Florida, October 4/PRNewswire/ - Internet Stock Market Resources, Inc. (OTC Bulletin Board symbol ISMR) this morning announced that, on September 30, 1999, the Company filed with the Securities and Exchange Commission a registration statement pursuant to a contemplated public offering of securities. Company Chairman Anastasios Kyriakides indicated that details of the offering will be made available in compliance with applicable regulations.

Internet Stock Market Resources, Inc. is an information exchange and web portal for investors, researchers, analysts, brokers, media, etc. to obtain rapid, up-to-date information on emerging, publicly-traded companies. All information is supplied by the companies upon becoming "listed members" and paying necessary fees to ISMR; stock information and related financial material about listed members is also made available.

The Internet Stock Market Resources website complex may be reached at www.internetstockmarket.com. General information regarding the Company may be obtained by contacting Caroline Latta , CFO at (727) 896-9696 or via e-mail through lattac@internetstockmarket.com.

Announcement of the filing of a registration statement by Internet Stock Market Resources, Inc. is not an offer to sell, nor is it a solicitation for offers to buy, any securities of the Company. Offers and solicitations for the contemplated public offering described above will only be made through a qualified prospectus, copies of which will be available only on and after an effective date determined by the Securities and Exchange Commission. This press release has been issued for informational purposes only.

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.